                                                                   Exhibit 10.28

                                PROMISSORY NOTE


Englewood, Colorado                                  $77,000.00
August 30, 1996


     FOR VALUE RECEIVED, the undersigned, Paul Amos ("Maker"), hereby promises to pay to the order of Jones Education Networks, Inc., a Colorado corporation, at 9697 E. Mineral Avenue, Englewood, Colorado, or at such other address as the holder hereof shall designate in writing, the principal sum of Seventy-seven Thousand Dollars ($77,000), in accordance with the terms set forth herein.

     This Note shall not bear interest, and shall be payable in full within five
(5) business days after the consummation of the sale by Maker of his former principal residence located at 10035 Scenic View Terrace, Vienna, Virginia.

     This Note may be prepaid in whole or, from time to time, in part at the option of Maker. If Maker shall fail to make payment when due hereunder, the entire amount of this Note shall, at the option of the holder hereof, become immediately due and payable. If this Note is placed in the hands of an attorney for collection, by suit or otherwise, then all costs of collection and litigation, including court costs and reasonable attorneys' fees, shall be added hereto and collectible as a part of the principal hereof.

     Maker hereby waives demand, protect, presentment, dishonor and notice of dishonor of this Note. This Note is issued under and shall be governed by and construed in accordance with the laws of the State of Colorado.

     IN WITNESS WHEREOF, the undersigned has executed this Note as of the date set forth above.

                                        /s/ PAUL AMOS
                                        ------------------------
                                        Paul Amos